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                                                                   Exhibit 10(v)
                                                                   -------------

         Forms of The Insurance Trust for Susquehanna Bancshares Banks and Affiliates Split Dollar Agreement and Split Dollar Policy Endorsement

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            THE INSURANCE TRUST FOR SUSQUEHANNA BANCSHARES BANKS AND
                        AFFILIATES SPLIT DOLLAR AGREEMENT
                                  ("AGREEMENT")


THIS AGREEMENT is made and entered into this 30 day of December, 1998, by and between [Name of Affiliate Bank] located in _________________________ (the "Company"), Farmers First Bank, located in Lititz, Pennsylvania (hereinafter the "Trustee" for The Insurance Trust for Susquehanna Bancshares Banks and Affiliates (the "Trust", dated December 18, 1998)) and ___________________, (the "Executive"). This Agreement shall append the Split Dollar Policy Endorsement entered into on December 30, 1998, by and between the aforementioned parties.

                                  INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive's life, which policy shall be owned on the Company's behalf by Farmers First Bank, Trustee of The Insurance Trust For Susquehanna Bancshares Banks and Affiliates. The Company will pay life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

The following terms shall have the meanings specified:

1.1. "Base Annual Salary" means the base annual compensation, excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, paid to the Executive for employment services rendered to the Company, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of the Company. The term "Base Annual Salary" shall be used for purposes of determining the portion of the Policy death proceeds which shall payable to the Executive's beneficiary pursuant to provisions of this Agreement. The Executive's Base Annual Salary for (i) the Executive's first Policy Year and (ii) every subsequent Policy Year up to and including the Policy Year in which the Executive Terminates Employment or becomes Disabled (as applicable), the Executive's Base Annual Salary shall be measured as of the June 1st preceding the first day of the applicable Policy Year. For any and all subsequent Policy Years (if any) covered by the Agreement, the Executive's Base Annual Salary shall continue to be measured as of the June 1st preceding the first day of the Policy Year in which the Executive Terminates Employment or becomes Disabled (as applicable).

1.2. "Change of Control" means and shall be deemed to have occurred upon the happening of any one or more of the following occurrences, if prior thereto, the happening of such occurrence has not received the approval of a majority of the disinterested member of the Company

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(excluding transfer to subsidiaries) or the sale of all or substantially all of the Company's assets; (ii) as a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act")) becomes beneficial owner (as defined in 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of the common stock of the Company then outstanding securities; provided, however, that for purposes of this Plan, a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; (iii) if at least a majority of the Board of Directors of the Company at any time does not consist of individuals who were elected or nominated for election, by directors in office at the time of such election or nomination; or (iv) Company merges or consolidates with any other corporation (other than an Affiliate of the Company) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

1.3. "Disability" shall mean the following: (i) if the Executive is covered by a Company sponsored disability plan, the term shall mean a permanent disability as defined in such plans without regard to any waiting period or (ii) if the Executive suffers a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company.

1.4. "Grantor Trust" means The Insurance Trust For Susquehanna Bancshares Banks which shall hold and own the policy on the Company's behalf.

1.5. "Insured" means the Executive.

1.6. "Insurer" means General American Life Insurance Company.

1.7. "Policy" means insurance policy # __________________ issued by the Insurer.

1.8. "Policy Year" shall mean the calendar year.

1.9. "Retirement Age" means the date during active employment upon which (i) the Executive attains age sixty-five (65) or (ii) the Executive attains both age fifty-five and fifteen (15) years of service with the Company.

1.10. "Termination of Employment" means the date the Executive ceasing to be employed by the Company for any reason whatsoever, other than by reason of an approved leave of absence or Disability.

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                                    Article 2
                           Policy Ownership/Interests

2.1. Executive's Interest. Provided this Agreement has not terminated pursuant to Article 7, the Executive shall have the right to designate the beneficiary of an amount of the Policy's death proceeds as follows:

     (a) If the Executive dies on or before attaining age 70, the Executive's beneficiary shall receive an amount equal to two times the Executive's Base Annual Salary, less the amount (if any) provided by the Company's group term life insurance plan; or

     (b) If the Executive dies after attaining age 70, the Executive's beneficiary shall receive an amount equal to one times the Executive's Base Annual Salary, less the amount (if any) provided by the Company's group term life insurance plan.

     (c) The Executive shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Executive, the Executive's transferee or the Executive's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this
Section 2.1 (i) upon the Executive's Termination of Employment prior to Retirement Age or Disability or (ii) upon termination of this Agreement pursuant to Section 7.

2.2. Company Ownership. The Grantor Trust on behalf of the Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership, other than the right granted to the Executive in Section 2.1. The Grantor Trust shall be the direct beneficiary of any death proceeds remaining after the Executive's interest is determined according to section 2.1.

2.3. Option to Purchase. The Grantor Trust shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Company to terminate this Agreement.

                                    Article 3
                                    Premiums

3.1. Premium Payment. The Company shall pay any premiums due on the Policy.

3.2. Imputed Income. The Company shall furnish the Executive, on a timely basis, a statement of income reportable by the Executive for Federal Income Tax purposes as a result of the insurance protection provided the Executive. Such amount shall be computed in accordance with Revenue Rulings 64-328, 1964-2 C.B 11, and 66-110 1966-1 C.B. 12.

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                                    Article 4
                                   Assignment

The Executive may assign without consideration all interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

                                    Article 5
                                     Insurer

The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    Article 6
                                Claims Procedure

6.1. Claims Procedure. The Company shall notify the Executive, the Executive's transferee or beneficiary, or any other party who claims a right to an interest under the Agreement (the "Claimant") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under this Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety day period.

6.2. Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify

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the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 7
                           Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company, the trustee of The Insurance Trust For Susquehanna Bancshares Banks and Affiliates and the Executive. Notwithstanding the prior sentence, this Agreement will automatically terminate upon the Executive's Termination of Employment prior to Normal Retirement Age. However, the Agreement shall not automatically terminate if the termination of employment (prior to Normal Retirement Age) occurs within twelve (12) months following a change in control.

                                    Article 8
                                  Miscellaneous

8.1. Binding Effect. This Agreement shall bind the Executive, the THE INSURANCE TRUST FOR SUSQUEHANNA BANCSHARES AND AFFILIATES and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

8.2. No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

8.3. Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Pennsylvania, except to the extent preempted by the laws of the United States of America.

8.4. Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

8.5. Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by, delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the

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Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

8.6. Entire Agreement. This Agreement, together with the Split Dollar Policy Endorsement, constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.7. Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

     (a) Interpreting the provisions of the Agreement;

     (b) Establishing and revising the method of accounting for the Agreement;

     (c) Maintaining a record of benefit payments; and

     (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

8.8. Named Fiduciary. For purposes of the Employees Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

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         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          [NAME OF AFFILIATE BANK]


                                          By_________________________________

                                          Title______________________________



                                          EXECUTIVE:


                                          ___________________________________
                                          [Name of Executive]



                                          FARMERS FIRST, TRUSTEE FOR
                                          THE INSURANCE TRUST FOR
                                          SUSQUEHANNA BANCSHARES
                                          BANKS AND AFFILIATES, DATED
                                          DECEMBER 18, 1998:

                                          By_________________________________

                                          Title______________________________

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                         SPLIT DOLLAR POLICY ENDORSEMENT
                                 ("ENDORSEMENT")
                                     FOR THE
                            SPLIT DOLLAR AGREEMENT OF
                 THE INSURANCE TRUST FOR SUSQUEHANNA BANCSHARES
                              BANKS AND AFFILIATES

Policy No._______________                           Insured: [Name of Executive]


Supplementing and amending the application to General American Life Insurance Company ("Insurer"), the applicant requests and directs that:

                                  BENEFICIARIES
                                  -------------

1. The beneficiary designated by the Insured, or his or her transferee, shall be the beneficiary of an amount of the Policy's death proceeds as follows, subject to the provisions of paragraph (5) below:

     (a) If the Insured dies (i) before the Split Dollar Agreement has terminated pursuant to its terms and (ii) on or before attaining age 70, the Insured's beneficiary shall receive an amount equal to two times the Insured's "Base Annual Salary" (as such terms have been defined in his Split Dollar Agreement), less the amount (if any) provided by the Company's group term life insurance plan; or

     (b) If the Insured dies (i) before the Split Dollar Agreement has terminated pursuant to its terms, or (ii) after attaining age 70, the Insured's beneficiary shall receive an amount equal to one times the Insured's "Base Annual Salary" (as such terms have been defined in his Split Dollar Agreement), less the amount (if any) provided by the Company's group term life insurance plan.

2. The beneficiary of any remaining death proceeds shall be Farmers First Bank, Trustee of The Insurance Trust For Susquehanna Bancshares Banks and Affiliates.

                                    OWNERSHIP
                                    ---------

3. The Owner of the policy shall be Farmers First Bank, Trustee for The Insurance Trust For Susquehanna Bancshares Banks and Affiliates, on behalf of the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

4. The Insured or the Insured's transferee shall have the right to assign all rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph

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(1) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

5. Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (1) of this endorsement if the Insured, prior to either his Retirement Age or Disability, ceases to be employed by the Company for any reason whatsoever (excluding than (i) termination by reason of a leave of absence which is approved by the Company, or (ii) a termination within twelve (12) months of a "Change in Control," as such term has been defined in the Split Dollar Agreement), unless otherwise agreed to by the parties to The Insurance Trust For Susquehanna Bancshares Banks and Affiliates Split Dollar Agreement.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY
               ---------------------------------------------------

6. Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (2) above.

                                OWNER'S AUTHORITY
                                -----------------

7. The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

8.   Any transferee's rights shall be subject to this Endorsement.

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Signed at __________________, Pennsylvania, this 30 day of December, 1998.

[NAME OF AFFILIATE BANK]

By_______________________________

Title____________________________

FARMERS FIRST BANK, TRUSTEE FOR
THE INSURANCE TRUST FOR
SUSQUEHANNA BANCSHARES BANKS
AND AFFILIATES, DATED
DECEMBER 18, 1998

By_______________________________

Title____________________________

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates as primary of the portion of the proceeds describe in (1) above

------------------------------------        ----------------------------------
[Name]                                      [Relationship]

------------------------------------        ----------------------------------
[Name]                                      [Relationship]

and as contingent beneficiary of the portions of proceeds described in (1) above

------------------------------------        ----------------------------------
[Name]                                      [Relationship]

------------------------------------        ----------------------------------
[Name]                                      [Relationship]

Signed at ______________, Pennsylvania, this ______ day of ______________, 199_.

THE INSURED:

---------------------------------
       [Name of Executive]
                                         THE INSURER:

                                         General American Life Insurance Company

                                         Accepted By:_________________________
                                         Its:_________________________________

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